UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	August 8, 2007

Bucyrus International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50858	39-0188050
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

P.O. Box 500, 1100 Milwaukee Avenue, South Milwaukee, Wisconsin 53172
(Address of principal executive offices, including ZIP code)
(414) 768-4000
(Registrant’s telephone number, including area code)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        (e)    On August 8, 2007, Bucyrus International, Inc. (the “Company”) entered into an employment arrangement with William S. Tate in connection with the Company’s appointment of Mr. Tate as Executive Vice President, Global Markets and Strategic Support of the Company, which appointment took effect August 1, 2007. Pursuant to the terms of the employment arrangement, Mr. Tate’s compensation will generally consist of (i) a monthly base salary of $32,083, (ii) eligibility to participate in the Company’s management incentive plan, long-term incentive plan, supplemental executive retirement plan and deferred compensation plan, and (iii) certain other compensation and benefits generally available to all salaried employees of the Company.

                 Under his employment arrangement, Mr. Tate agreed to waive any right to demand payment under the termination, change-in-control and severance provisions contained in his employment agreement with DBT GmbH (“DBT”) and his change-in-control letter agreement with DBT America Inc. that may have been triggered by the termination of such agreements or the Company’s May 2007 acquisition of DBT. In consideration thereof, if Mr. Tate’s employment is terminated by the Company for any reason other than cause (as defined in the arrangement) at any time prior to Mr. Tate’s reaching age 65, or if Mr. Tate elects to terminate his employment at any time after August 8, 2009, Mr. Tate will be entitled to a severance payment equal to 12 months of his monthly base salary plus bonus at target then in effect payable on the normal payroll dates of the Company over such period. In addition, if Mr. Tate elects to terminate his employment or his employment is terminated by the Company without cause prior to Mr. Tate’s reaching age 65, then the Company will pay to Mr. Tate the cost of his COBRA coverage, or at his option, provide health coverage for he and his spouse at the Company’s expense for the period of time between the termination of his employment and the date on which he reaches age 65.

                 Also on August 8, 2007, the Company entered into an employment arrangement with Luis de Leon in connection with the Company’s appointment of Mr. de Leon as Chief Operating Officer of the Company’s DBT Operations, which appointment took effect August 1, 2007. Pursuant to the terms of the employment arrangement, Mr. de Leon’s compensation will generally consist of (i) a monthly base salary of $29,550, (ii) eligibility to participate in the Company’s management incentive plan, long-term incentive plan, supplemental executive retirement plan and deferred compensation plan, and (iii) certain other compensation and benefits generally available to all salaried employees of the Company.

                 Under his employment arrangement, Mr. de Leon agreed to waive any right to demand payment under the termination, change-in-control and severance provisions contained in his employment agreement with DBT and his change-in-control letter agreement with RAG Coal International AG that may have been triggered by the termination of such agreements or the Company’s May 2007 acquisition of DBT. In consideration thereof, if Mr. de Leon’s employment is terminated by the Company for any reason other than cause (as defined in the arrangement) at any time during the first two years of his employment, Mr. de Leon will be entitled to a severance payment equal to 12 months of his monthly base salary then in effect payable on the normal payroll dates of the Company over such period.

                 Simultaneously with their execution of their respective employment arrangements, Mr. Tate and Mr. de Leon each executed a Noncompetition, Confidentiality and Intellectual Property Agreement (collectively, the “Noncompetition Agreements”) in favor of the Company under which Mr. Tate and Mr. de Leon made certain commitments concerning confidentiality, noncompetition, nonsolicitation and disclosure and assignment of inventions, among other things.

                 The descriptions of the employment arrangements of Mr. Tate and Mr. de Leon and the Noncompetition Agreements set forth above are qualified by reference to the employment arrangements of Mr. Tate and Mr. de Leon and the Noncompetition Agreements filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(10.1)	Employment offer letter, dated August 8, 2007, from the Company to Mr. William S. Tate.

(10.2)	Employment offer letter, dated August 8, 2007, from the Company to Mr. Luis de Leon.

(10.3)	Noncompetition, Confidentiality and Intellectual Property Agreement of William S. Tate dated August 8, 2007.

(10.4)	Noncompetition, Confidentiality and Intellectual Property Agreement of Luis de Leon dated August 8, 2007.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCYRUS INTERNATIONAL, INC.
Dated: August 14, 2007	By: /s/ Craig R. Mackus
Name: Craig R. Mackus
Title: Chief Financial Officer and Secretary

BUCYRUS INTERNATIONAL, INC.
FORM 8-K
EXHIBIT INDEX

Exhibit
Number	Description
(10.1)	Employment offer letter, dated August 8, 2007, from the Company to Mr. William S. Tate.

(10.2)	Employment offer letter, dated August 8, 2007, from the Company to Mr. Luis de Leon.

(10.3)	Noncompetition, Confidentiality and Intellectual Property Agreement of William S. Tate dated August 8, 2007.

(10.4)	Noncompetition, Confidentiality and Intellectual Property Agreement of Luis de Leon dated August 8, 2007.